Exhibit 99.1


    Integrated Performance Systems, Inc. Announces Three and Nine Months
                              Financial Results


 WYLIE, Texas, June 14 -- Integrated Performance Systems, Inc. (OTC Pink
 Sheets: IPFS), a leading Electronic Manufacturer Services (EMS) company which designs, engineers and manufactures technologically advanced printed circuit boards, announces its financial results for the three and nine months ended April 30, 2006.


                     Integrated Performance Systems, Inc.
          (in thousands, except per share amounts and percentages)

                      Three Months Ended             Nine Months Ended
                           April 30,      Change          April 30,      Change
                     ---------------------------    ---------------------------
                        2006       2005                2006       2005
                          (unaudited)                    (unaudited)
 Revenues            $  8,880   $  8,615    3.1%    $ 26,017   $ 22,972     13%
 Gross Profit        $  1,830   $  1,756    4.2%    $  5,131   $  3,917     31%
 Net income (loss)   $    200   $     94    111%    $    493   $(11,617)   104%
 EPS (Basic)         $   0.00   $   0.00    ---     $   0.01   $  (0.35)   103%
 EPS (Diluted)       $   0.00   $   0.00    ---     $   0.00   $  (0.35)   100%
 Weighted avg.
 shares outstanding:
  Basic                61,152     58,209              61,152     33,399
  Diluted             282,981    282,438             282,981     33,399


 Revenue: Revenue for the three months ended April 30, 2006 increased 3.1% to $8,880,509, as compared to $8,615,431 for the same period in 2005. Revenues for the nine months ended April 30, 2006 increased 13.3% to $26,017,314, as compared to $22,972,424 for the same period in 2005. The increase in revenue during the three and twelve months of 2006 was primarily the result of continuing strong sales to our existing original equipment manufacturer customers. Sales to our top ten customers increased by 10.1% and 21.3% for the three and nine months ended April 30, 2006 respectively compared to the same period in 2005.

 Gross Profit. Gross profit for the three months ended April 30, 2006 was $1,829,649 compared to $1,756,171 for the same period in 2005, an increase of $73,478 or 4.2%. Gross profit for the nine months ended April 30, 2006 was $5,131,329, versus a gross profit of $3,917,188 for the same period in 2005. Gross margin improved to 21% and 20% for the three and nine months ended April 30, 2006 from 20% and 17%, respectively, for the same period in 2005. The increase in gross margin is due to an increase in sales resulting in fixed costs being spread over a larger number of units produced, and consistent demand for premium services, which typically command a higher margin.

 Net Income: Net income available to stockholders for the three months ended April 30, 2006 increased 111% to $200,083 or $.00 per share (diluted), as compared to net income of $94,447 or $.00 per share (diluted) for the same period in 2005. Net income for the nine months ended April 30, 2006 increased to $492,689 or $.00 per share (diluted), as compared to a loss of $11.6 million or ($.35) per share (diluted) for the same period in 2005. This increase in net income is mainly due to the increase in sales to our top ten customers. The nine month period in 2005 included non-cash charges of $7.6 million compensation expense and $4.2 million interest expense related to stock options and a beneficial conversion feature respectively, both of which are non-recurring.

 Brad J Peters, Vice President and Chief Financial Officer of Integrated Performance Systems, Inc. said, "We showed solid growth with our third quarter and nine months financial results, particularly our gross profits and the generation of cash. Our nine month revenue increased 13.3% when compared to 2005 due to our continual quarterly growth from our primary revenue sources. We have current assets substantially in excess of current liabilities. Based on our current level of operations, we believe that cash provided by operations along with funds available under our new five-year term loan will be sufficient to fund our working capital needs, finance capital expenditures and service our debt for the next twelve months and beyond. We are moving confidently into the balance of 2006 with a strong balance sheet, a healthy backlog and a platform for growth."


 About Integrated Performance Systems, Inc.

 Integrated Performance Systems, Inc. is a leading Electronic Manufacturer Services (EMS) company through its wholly owned subsidiary Lone Star Circuits, designs, engineers and manufactures technologically advanced printed circuit boards. Our customers are generally high-end commercial companies, the military and military suppliers. The commercial markets are typically characterized by time-sensitive, high technology prototypes and short product life cycles. The military markets require special certifications and are characterized by high reliability and advanced technology and in many cases are formalized by long-term contracts. Our principal products are complex multi-layer printed circuit boards, including antenna and metalback radio frequency circuit boards. Printed circuit boards serve as the basis and foundation for electronic equipment. The circuit boards we produce are sold through direct sales people and manufacturer's representatives to a variety of commercial and military markets. The commercial markets and their applications include power systems, telecommunications, computer hardware, consumer electronics, instrumentation and controls. The military applications for our products include satellite communications, avionics, missiles, smart bombs, defense systems, radar detection and test equipment.


 Certain statements contained herein with respect to factors which may affect future earnings, including management's beliefs and assumptions based on information currently available, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements that are not historical facts involve risks and uncertainties, and results could vary materially from the descriptions contained herein. For more details on risk factors, see the company's annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.


     For More Information, Contact:
     Brad J Peters, Vice President and Chief Financial Officer
     1-800-303-9266

     Jim Drewitz, Investor Relations
     Creative Options Communications
     972-355-6070
     jdrewitz@comcast.net

     Or visit the Company's website at http://www.integratedperformsys.com/

            INTEGRATED PERFORMANCE SYSTEMS, INC. AND SUBSIDIARIES
                     Condensed Consolidated Balance Sheet
                                 (Unaudited)
                                                               April 30,
                                                                 2006
                                                             ------------
         ASSETS
 Current assets:
   Cash                                                     $   1,769,808
   Trade accounts receivable, net of allowance
     for doubtful accounts of $26,009                           4,992,711
   Prepaid expenses and other                                     302,919
   Inventory                                                    1,850,275
   Deferred income tax asset                                      166,092
                                                             ------------
         Total current assets                                   9,081,805

 Property and equipment, net                                    1,560,299

 Other assets:
   Goodwill                                                     8,275,034
   Customer base, net                                           3,568,488
                                                             ------------
                                                               11,843,522
                                                             ------------
         Total assets                                       $  22,485,626
                                                             ============

         LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
   Accounts payable                                         $   2,862,731
   Accrued expenses (including $28,000 interest
     to related party)                                            767,402
   Income tax payable                                             198,176
   Notes payable, current portion                                 389,878
                                                             ------------
         Total current liabilities                              4,218,187

 Noncurrent liabilities:
   Long-term debt, net of current maturities                    1,659,197
   Note payable to related party                                4,200,000
   Deferred income tax liability                                1,585,633
                                                             ------------
         Total long-term liabilities                            7,444,830

 Stockholders' equity:
   Preferred stock; par value $0.01; 10,000,000
     shares authorized
     Series F Convertible; 300,000 shares authorized,
     193,829 shares issued and outstanding                          1,938
   Common stock; par value  $0.01; 100,000,000 shares
     authorized; 61,152,194 shares issued and outstanding         611,522
   Additional paid-in capital                                  17,839,618
   Accumulated deficit                                         (7,630,469)
                                                             ------------
         Total stockholders' equity                            10,822,609
                                                             ------------
         Total liabilities and stockholders' equity         $  22,485,626
                                                             ============

            INTEGRATED PERFORMANCE SYSTEMS, INC. AND SUBSIDIARIES
               Condensed Consolidated Statements of Operations
                                 (Unaudited)

                               Three        Three        Nine         Nine
                           Months Ended Months Ended Months Ended Months Ended
                             April 30,    April 30,    April 30,    April 30,
                               2006         2005         2006          2005
                            -----------  -----------  -----------  -----------

 Net sales                  $ 8,880,509  $ 8,615,431  $26,017,314  $22,972,424

 Cost of sales                7,050,860    6,859,260   20,885,985   19,055,236
                             ----------   ----------   ----------   ----------
 Gross profit                 1,829,649    1,756,171    5,131,329    3,917,188
                             ----------   ----------   ----------   ----------

 Expenses:
 Selling, general and
   administrative expenses    1,293,535    1,350,710    3,678,648   10,743,008
 Amortization of customer
   base                         135,513      135,513      406,537      225,854
                             ----------   ----------   ----------   ----------
                              1,429,048    1,486,223    4,085,185   10,968,862
                             ----------   ----------   ----------   ----------
 Income (loss) from
   operations                   400,601      269,948    1,046,144   (7,051,674)
                             ----------   ----------   ----------   ----------
 Other income (expense):
 Interest expense               (35,666)     (62,978)     (98,746)    (143,012)
 Interest expense -
   related party                (83,067)     (80,000)    (254,800)  (4,333,333)
 Interest income                  3,469           70        4,995          226
 Gain (loss) on
   extinguishment of debt             -            -        2,510            -
 Other income (expense)          42,177        6,700       76,643       21,685
                             ----------   ----------   ----------   ----------
                                (73,087)    (136,208)    (269,398)  (4,454,434)
                             ----------   ----------   ----------   ----------
 Income (loss) before
  provision for income taxes    327,514      133,740      776,746  (11,506,108)

 Provision for income taxes     127,431       39,293      284,057      110,566
                             ----------   ----------   ----------  -----------
 Net income (loss)          $   200,083  $    94,447  $   492,689 $(11,616,674)
                             ==========   ==========   ==========  ===========

 Net income (loss) per share
   Basic                    $       .00  $       .00  $       .01  $      (.35)
                             ==========   ==========   ==========   ==========
   Diluted                  $       .00  $       .00  $       .00  $      (.35)
                             ==========   ==========   ==========   ==========

 Weighted average common
 shares
   Basic                     61,152,194   58,209,972   61,152,194   33,399,660
                            ===========  ===========  ===========   ==========
   Diluted                  282,981,194  282,438,972  282,981,194   33,399,660
                            ===========  ===========  ===========   ==========

            INTEGRATED PERFORMANCE SYSTEMS, INC. AND SUBSIDIARIES
               Condensed Consolidated Statements of Cash Flows
                                 (Unaudited)

                                                  Nine Months Ended April 30,
                                                  ---------------------------
                                                      2006           2005
                                                  ------------   ------------
 Cash flows from operating activities:
 Net income (loss)                               $     492,689  $ (11,616,674)
   Adjustments to reconcile net income (loss)
   to net cash provided by operating activities:
     Depreciation and amortization                     818,363        808,663
     Stock based compensation                                -      7,689,000
     Non-cash interest expense
       from beneficial conversion feature                    -      4,200,000
     Deferred tax expense                                2,292         58,613
     Disposal of property and equipment                 98,250              -
     Changes in operating assets and liabilities:
       Trade accounts receivable                      (868,610)      (641,351)
       Inventory                                       230,155        (79,173)
       Other receivables                                20,957         (7,311)
       Prepaid expenses and other                     (227,576)       (50,387)
       Income tax payable                              930,194              -
       Accounts payable                                346,606        565,455
       Accrued expenses                                 (8,277)       362,773
                                                  ------------   ------------
    Net cash provided by operating activities        1,835,043      1,289,608
                                                  ------------   ------------

 Cash flows from investing activities:
   Merger costs                                              -       (209,805)
   Cash acquired through merger.                             -         78,763
   Acquisition of property and equipment              (148,379)      (199,451)
                                                  ------------   ------------
    Net cash used in investing activities             (148,379)      (330,493)
                                                  ------------   ------------

 Cash flows from financing activities:
   Net borrowings (payments) on line of credit      (1,455,560)       945,560
   Payments on long-term debt                         (530,563)      (967,191)
   Interest paid to related party                     (453,599)             -
   Borrowing on new term note                        2,250,000              -
   Collections on advances to related parties                -         37,972
                                                  ------------   ------------
    Net cash provided (used) by financing
      activities                                      (189,722)        16,341
                                                  ------------   ------------
 Net increase in cash                                1,496,942        975,456
 Cash, beginning of period                             272,866        218,000
                                                  ------------   ------------
 Cash, end of period                             $   1,769,808  $   1,193,456
                                                  ============   ============